EXHIBIT 99

                            [MBT FINANCIAL CORP LOGO]


            MBT FINANCIAL CORP. REPORTS SECOND QUARTER 2005 EARNINGS

MONROE, MICHIGAN, July 14, 2005 -- MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported second quarter net income of $5.4 million, a decrease of 4.9% from the $5.6 million reported for the second quarter of 2004. Basic and diluted earnings per share decreased 3.1% from $0.32 to $0.31. Net Interest Income declined slightly to $12.7 million even though the average earning assets increased 7.3% as the fully taxable equivalent net interest margin declined from 3.98% to 3.59%. Compared to the first quarter of 2005, Net Income increased $490,000, or 10.0% and basic and diluted earnings per share increased 10.7% from $0.28 to $0.31. Net Income for the six months ending June 30, 2005 was $10.2 million, a decrease of 7.2% from the $11.0 million earned in the first half of 2004. Basic and diluted earnings per share decreased 6.3% from $0.63 to $0.59.

H. Douglas Chaffin, President and CEO, commented, "The interest rate environment continued to challenge us in the second quarter. The net interest margin decreased slightly compared to last quarter as the flattening of the yield curve continued. We are pleased with the increase in non interest income and our expense control. Non interest income increased 9.0% while non interest expenses only increased 2.7%. We continue to focus on strategies that will result in future earnings growth: geographic expansion, product expansion, improving the quality of our staff, investment in technology, and asset quality improvement. At the same time, we are mindful of our traditional strengths: our dominant market position in Monroe County and our efficient operating structure."

"Our expansion into the southern Wayne County (Downriver) market has been successful so far. In May we opened our fifth branch in Wayne County, in Taylor, Michigan. At the end of the second quarter of 2004 we had three branches with $52.7 million in total deposits. We now have five branches and over $80 million in deposits. Loans increased at an annualized growth rate of 11.4% in the second quarter, following a slight decrease in the first quarter. Approximately half of our loan growth is being generated in the Downriver market."

Total revenue, comprised of net interest income and non-interest income, was $16.4 million in the second quarter of 2005, an increase of less than 0.1% over the same period of 2004. Mr. Chaffin noted, "Interest rate risk management is a crucial component of our strategy. We began to extend the duration of our liabilities and shorten the duration of our assets in the second half of 2003. This caused our cost of funds to increase while slowing the rate of increase in the yield on our earning assets. Although this reduced our net interest margin currently, we believe that we are better protected from future earnings volatility due to changes in interest rates." The Bank's balance sheet is insulated against additional interest rate risk; however, asset pricing tends to be influenced by longer term market rates while liability pricing tends to be influenced by shorter term rates. Over the last twelve months, the yield curve has flattened as short term rates increased and long term rates have decreased. This contributed to the decline in the Bank's net interest margin.

Non-interest expense for the second quarter of 2005 was $8.2 million, an increase of only $215,000, or 2.7% over the prior-year period. Salaries and employee benefits increased $381,000, or 8.5% as the number of full time equivalent employees increased from 387 to 423. Occupancy expenses increased $146,000, or 21.2% compared to the second quarter of last year largely due to the new buildings in Temperance and Wyandotte. Other expenses decreased, largely due to a gain of $394,000 on the sale of an OREO property. The bank continued to aggressively work to reduce the amount of non-performing assets (NPAs). The total NPAs, which includes nonaccrual loans, loans 90 days past due, and other real estate owned decreased $1.0 million, or 2.8% during the second quarter. Mr. Chaffin added, "Although the decrease in NPAs was relatively small this quarter, significant progress has been made toward resolving some sizable credits. We continue to expect to achieve our goal of reducing NPAs to $31 million by the end of the third quarter of 2005."

Mr. Chaffin further commented on the Company's continuing progress at improving asset quality. "Net Charge-offs decreased to 0.03% of average loans this quarter as loans charged off decreased substantially and recoveries increased. Net charge offs should increase in the third quarter as more nonperforming assets are liquidated. The amount of charge offs will be consistent with the specific allocation of our Allowance for Loan Losses, and we expect to be able to maintain an adequate allowance without significantly increasing the provision charged to earnings." Non-performing assets were 2.22% of total assets at June 30, 2005, down from 2.57% at December 31, 2004, and 2.90% at June 30, 2004. The
Allowance for Loan Losses was $12.6 million, or 1.30% of total loans at June 30, 2005.

Total assets were $1.58 billion at June 30, 2005, an increase of 3.9% from a year earlier. Loans grew $43.2 million, or 4.7% over the year, funded by deposit growth of $67.7 million, or 6.5% over the same period.

Shareholders' equity at June 30, 2005 was $157.1 million, a twelve-month increase of 8.8%. Average equity to assets for the second quarter was 9.72% and total shares outstanding at quarter end were 17,285,950. Mr. Chaffin concluded, "Like many other financial institutions, our earnings performance was below par for the quarter. The interest rate environment is challenging, but we believe that the strategies we have undertaken to revitalize our business will ultimately result in improvements."

CONFERENCE CALL
MBT Financial Corp. will hold a conference call to discuss first quarter results on Friday, July 15, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.'s web site www.MBandT.com. The call can also be accessed by calling (877) 407-8031. The event will be archived on the Company's web site and available for one month following the call.

ABOUT THE COMPANY
MBT Financial Corp., is a single bank holding company headquartered in Monroe, Michigan. Founded in 1858, Monroe Bank & Trust is one of the largest community banks in Southeast Michigan, with more than $1.5 billion in assets. MBT is a full-service bank, offering personal and business accounts and complete credit options, along with the Wealth Management Group, one of the largest in the area. With 26 offices, 38 ATMs, PhoneLink telephone banking and eLink online banking, MBT prides itself on an incomparable level of service and access for its customers. Visit MBT's web site at www.MBandT.com, where extensive financial and corporate information can be found in the Investor Relations section.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Corporation's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Corporation undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.




FOR FURTHER INFORMATION:
------------------------
H. Douglas Chaffin                  John L. Skibski                    Herbert J. Lock
Chief Executive Officer             Chief Financial Officer            Investor Relations
(734) 384-8123                      (734) 242-1879                     (734) 242-2603
doug.chaffin@mbandt.com             john.skibski@mbandt.com            herb.lock@mbandt.com


                               MBT FINANCIAL CORP.
                  CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

                                                                              QUARTERLY
                                                -------------------------------------------------------------------------------
                                                    2005            2005            2004              2004             2004
(dollars in thousands except per share data)      2ND QTR          1ST QTR         4TH QTR          3RD QTR           2ND QTR
                                                -----------      -----------      -----------      -----------      -----------
EARNINGS
      Net interest income                       $    12,691      $    12,622      $    13,454      $    13,627      $    12,985
      FTE Net interest income                   $    13,253      $    13,185      $    14,079      $    14,277      $    13,649
      Provision for loan and lease losses       $       600      $       600      $       691      $       600      $       600
      Non-interest income                       $     3,664      $     3,446      $     3,793      $     3,396      $     3,361
      Non-interest expense                      $     8,210      $     8,729      $     8,707      $     8,025      $     7,995
      Net income                                $     5,369      $     4,879      $     5,442      $     6,109      $     5,648
      Basic earnings per share                  $      0.31      $      0.28      $      0.32      $      0.35      $      0.32
      Diluted earnings per share                $      0.31      $      0.28      $      0.31      $      0.35      $      0.32
      Average shares outstanding                 17,337,452       17,498,000       17,426,995       17,419,214       17,429,648
      Average diluted shares outstanding         17,411,942       17,593,705       17,562,768       17,520,938       17,500,695

PERFORMANCE RATIOS
      Return on average assets                         1.37%            1.26%            1.41%            1.59%            1.55%
      Return on average common equity                 14.08%           12.72%           14.02%           16.58%           15.26%

      Base Margin                                      3.27%            3.30%            3.49%            3.55%            3.56%
      FTE Adjustment                                   0.15%            0.15%            0.17%            0.18%            0.19%
      Loan Fees                                        0.17%            0.17%            0.19%            0.20%            0.23%
                                                -----------      -----------      -----------      -----------      -----------
      FTE Net Interest Margin                          3.59%            3.62%            3.85%            3.93%            3.98%

      Efficiency ratio                                49.98%           51.76%           47.47%           44.65%           45.34%
      Full-time equivalent employees                    423              404              396              404              387

CAPITAL
      Average equity to average assets                 9.72%            9.92%           10.04%            9.58%           10.15%
      Book value per share                      $      9.09      $      8.79      $      8.89      $      8.80      $      8.29
      Cash dividend per share                   $      0.16      $      0.16      $      0.16      $      0.16      $      0.15

ASSET QUALITY
      Loan Charge-Offs                          $       698      $     2,644      $     2,451      $       616      $       714
      Loan Recoveries                           $       633      $       559      $       376      $       224      $       330
                                                -----------      -----------      -----------      -----------      -----------
      Net Charge-Offs                           $        65      $     2,085      $     2,075      $       392      $       384

      Allowance for loan and lease losses       $    12,575      $    12,040      $    13,800      $    15,184      $    14,976

      Nonaccrual Loans                          $    27,990      $    27,625      $    29,015      $    29,993      $    31,525
      Loans 90 days past due                    $        48      $       101      $       230      $       222      $       189
      Restructured loans                        $     2,035      $     2,041      $     3,715      $     3,219      $     3,348
                                                -----------      -----------      -----------      -----------      -----------
           Total nonperforming loans            $    30,073      $    29,767      $    32,960      $    33,434      $    35,062
      Other real estate owned                   $     5,068      $     6,370      $     6,958      $     6,255      $     6,570
      Nonperforming investment securities       $         -      $         -      $         -      $         -      $       163
                                                -----------      -----------      -----------      -----------      -----------
           Total nonperforming assets           $    35,141      $    36,137      $    39,918      $    39,689      $    41,795

      Net loan charge-offs to average loans            0.03%            0.89%            0.87%            0.17%            0.17%
      Allowance for losses to total loans              1.30%            1.28%            1.46%            1.61%            1.62%
      Nonperforming assets to Gross Loans              3.63%            3.84%            4.22%            4.20%            4.51%
      Nonperforming assets to total assets             2.22%            2.33%            2.57%            2.55%            2.74%
      Allowance to nonperforming assets               35.78%           33.32%           34.57%           38.26%           35.83%

END OF PERIOD BALANCES
      Loans and leases                          $   966,935      $   940,155      $   945,881      $   945,591      $   923,738
      Total earning assets                      $ 1,492,957      $ 1,459,091      $ 1,465,322      $ 1,463,425      $ 1,433,115
      Total assets                              $ 1,583,433      $ 1,551,607      $ 1,552,279      $ 1,554,321      $ 1,523,976
      Deposits                                  $ 1,106,180      $ 1,099,393      $ 1,100,711      $ 1,072,426      $ 1,038,441
      Interest Bearing Liabilities              $ 1,260,731      $ 1,243,904      $ 1,237,742      $ 1,242,611      $ 1,229,189
      Shareholders' equity                      $   157,140      $   153,618      $   155,346      $   153,320      $   144,393
      Total Shares Outstanding                   17,285,950       17,472,389       17,465,839       17,419,910       17,417,443

AVERAGE BALANCES
      Loans and leases                          $   953,503      $   949,978      $   948,628      $   934,031      $   905,502
      Total earning assets                      $ 1,479,798      $ 1,475,802      $ 1,454,891      $ 1,444,880      $ 1,378,490
      Total assets                              $ 1,572,992      $ 1,567,950      $ 1,538,860      $ 1,529,700      $ 1,466,359
      Deposits                                  $ 1,104,715      $ 1,117,572      $ 1,079,610      $ 1,062,755      $ 1,028,702
      Interest Bearing Liabilities              $ 1,259,412      $ 1,253,664      $ 1,229,373      $ 1,228,637      $ 1,172,378
      Shareholders' equity                      $   152,934      $   155,580      $   154,428      $   146,579      $   148,877

                               MBT FINANCIAL CORP.
                  CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
--------------------------------------------------------------------------------

                                                              QUARTER ENDED JUNE 30,
Dollars in thousands (except per share data)                2005                 2004
------------------------------------------------------------------------------------------
Interest Income
Interest and fees on loans                                   $15,721              $13,954
Interest on investment securities-
     Tax-exempt                                                1,264                1,420
     Taxable                                                   4,932                3,876
Interest on federal funds sold                                     2                    -
------------------------------------------------------------------------------------------
           Total interest income                              21,919               19,250
------------------------------------------------------------------------------------------

INTEREST EXPENSE
Interest on deposits                                           5,485                3,427
Interest on borrowed funds                                     3,743                2,839
------------------------------------------------------------------------------------------
           Total interest expense                              9,228                6,266
------------------------------------------------------------------------------------------

NET INTEREST INCOME                                           12,691               12,984
PROVISION FOR LOAN LOSSES                                        600                  600
------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                     12,091               12,384
------------------------------------------------------------------------------------------

OTHER INCOME
Income from trust services                                     1,024                  921
Service charges and other fees                                 1,469                1,372
Net gain (loss) on sales of securities                           123                   11
Origination fees on mortgage loans sold                          198                  169
Bank Owned Life Insurance income                                 274                  379
Other                                                            576                  509
------------------------------------------------------------------------------------------
           Total other income                                  3,664                3,361
------------------------------------------------------------------------------------------

OTHER EXPENSES
Salaries and employee benefits                                 4,875                4,494
Occupancy expense                                                835                  689
Other                                                          2,500                2,812
------------------------------------------------------------------------------------------
           Total other expenses                                8,210                7,995
------------------------------------------------------------------------------------------

INCOME BEFORE PROVISION
FOR INCOME TAXES                                               7,545                7,750
PROVISION FOR INCOME TAXES                                     2,176                2,102
------------------------------------------------------------------------------------------
NET INCOME                                                   $ 5,369              $ 5,648
==========================================================================================

BASIC EARNINGS PER COMMON SHARE                              $  0.31              $  0.32
==========================================================================================

DILUTED EARNINGS PER COMMON SHARE                            $  0.31              $  0.32
==========================================================================================

DIVIDENDS DECLARED PER COMMON SHARE                          $  0.16              $  0.15
==========================================================================================

                               MBT FINANCIAL CORP.
                  CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
--------------------------------------------------------------------------------


                                                            SIX MONTHS ENDED JUNE 30,
Dollars in thousands (except per share data)                2005                 2004
-----------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                 $ 30,754             $ 27,513
Interest on investment securities-
     Tax-exempt                                               2,522                2,860
     Taxable                                                  9,431                7,436
Interest on federal funds sold                                  131                    1
-----------------------------------------------------------------------------------------
           Total interest income                             42,838               37,810
-----------------------------------------------------------------------------------------

INTEREST EXPENSE
Interest on deposits                                         10,405                6,666
Interest on borrowed funds                                    7,120                5,520
-----------------------------------------------------------------------------------------
           Total interest expense                            17,525               12,186
-----------------------------------------------------------------------------------------

NET INTEREST INCOME                                          25,313               25,624
PROVISION FOR LOAN LOSSES                                     1,200                1,200
-----------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                    24,113               24,424
-----------------------------------------------------------------------------------------

OTHER INCOME
Income from trust services                                    2,087                1,735
Service charges and other fees                                2,776                2,650
Net gain on sales of securities                                 286                  118
Origination fees on mortgage loans sold                         304                  329
Bank Owned Life Insurance income                                548                  765
Other                                                         1,109                  990
-----------------------------------------------------------------------------------------
           Total other income                                 7,110                6,587
-----------------------------------------------------------------------------------------

OTHER EXPENSES
Salaries and employee benefits                                9,547                8,982
Occupancy expense                                             1,784                1,497
Other                                                         5,608                5,405
-----------------------------------------------------------------------------------------
           Total other expenses                              16,939               15,884
-----------------------------------------------------------------------------------------

INCOME BEFORE PROVISION
FOR INCOME TAXES                                             14,284               15,127
PROVISION FOR INCOME TAXES                                    4,036                4,079
-----------------------------------------------------------------------------------------
NET INCOME                                                 $ 10,248             $ 11,048
=========================================================================================



BASIC EARNINGS PER COMMON SHARE                              $ 0.59               $ 0.63
=========================================================================================

DILUTED EARNINGS PER COMMON SHARE                            $ 0.59               $ 0.63
=========================================================================================

DIVIDENDS DECLARED PER COMMON SHARE                          $ 0.32               $ 0.30
=========================================================================================

                               MBT FINANCIAL CORP.
                     CONSOLIDATED BALANCE SHEETS - UNAUDITED
--------------------------------------------------------------------------------


                                                             JUNE 30,        DECEMBER 31,         JUNE 30,
Dollars in thousands                                           2005              2004               2004
------------------------------------------------------------------------------------------------------------
ASSETS
Cash and Cash Equivalents
     Cash and due from banks                                $   23,554        $   20,540         $   26,126
     Federal funds sold                                              -            14,000                  -
------------------------------------------------------------------------------------------------------------
        Total cash and cash equivalents                         23,554            34,540             26,126

Securities - Held to Maturity                                   75,155            84,141             91,513
Securities - Available for Sale                                437,646           408,353            405,189
Federal Home Loan Bank stock - at cost                          13,221            12,947             12,675
Loans held for sale                                                948               778                657
Loans - Net                                                    953,412           931,303            908,105
Accrued interest receivable and other assets                    20,463            22,895             25,715
Bank Owned Life Insurance                                       35,700            35,152             34,546
Premises and Equipment - Net                                    23,334            22,170             19,450
------------------------------------------------------------------------------------------------------------
        Total assets                                        $1,583,433        $1,552,279         $1,523,976
============================================================================================================

LIABILITIES
Deposits:
     Non-interest bearing                                   $  156,449        $  149,469         $  142,152
     Interest-bearing                                          949,731           951,242            896,289
------------------------------------------------------------------------------------------------------------
        Total deposits                                       1,106,180         1,100,711          1,038,441

Federal Home Loan Bank advances                                256,500           256,500            253,500
Federal funds purchased                                         24,500                 -             57,500
Repurchase agreements                                           30,000            30,000             21,900
Interest payable and other liabilities                           9,113             9,722              8,242
------------------------------------------------------------------------------------------------------------
        Total liabilities                                    1,426,293         1,396,933          1,379,583
------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock (no par value)                                          -                 -                  -
Additional paid-in capital                                      16,104            19,806             18,899
Retained Earnings                                              140,333           135,647            129,677
Accumulated other comprehensive income                             703              (107)            (4,183)
------------------------------------------------------------------------------------------------------------
        Total stockholders' equity                             157,140           155,346            144,393
------------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity          $1,583,433        $1,552,279         $1,523,976
============================================================================================================